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                                                                EXHIBIT 10.18

                       TRAVELWEB PARTICIPANT AGREEMENT

        TravelWeb, Inc. (TWI) hereby offers to be below named Participant the right to participate in TWI's TravelWeb on the following terms and conditions:

        1. Duties of TWI. (a) For publication of pages on the Internet, upon receipt and acceptance by TWI of TWI's TravelWeb Order Form and any Change Order, the payment by Participant of the fees as set forth therein and receipt from Participant of all reasonable and necessary information and materials required to process the TravelWeb Order or Change Order, TWI shall proceed to create or modify pages of information to be published on the Internet via TWI's TravelWeb and, subject to Participant's prior approval of the pages, shall publish the pages on the Internet. (b) In accordance with a mutually agreed schedule for implementation, TWI shall produce an operable interface between Participant's reservation system and the TravelWeb Internet site which will permit the user of a computer accessing TravelWeb to access Participant's reservation system with the capability to make, change and cancel a reservation.

        2. Duties of Participant. (a) For the publication of pages on the Internet via TravelWeb, Participant shall complete a TravelWeb Order Form in form and substance as required by TWI for each publication. Participant shall provide to TWI all reasonable and necessary materials required by TWI to process the TravelWeb Order. TWI will submit the pages to be published to Participant for approval and Participant may make a single request for changes at no charge. In the event Participant wants to make further changes or wants to change any TravelWeb Order, Participant shall execute a Change Order on a form prescribed by TWI and shall pay the agreed charges for the changes. Participant agrees to pay all fees and costs as set forth in each TravelWeb Order Form and Change Order. Upon approval by Participant of the pages to be published, Participant hereby authorizes and directs TWI to publish the pages of information on the Internet via TWI's TravelWeb site. (b) For access to Participant's reservation system and reservation capabilities via TravelWeb, Participant agrees to provide all reasonable and necessary personnel, technical support, programming and modification of its reservation system and all other reasonable and necessary accommodations to produce a dependable and operable interface as required by TWI which will permit a user of a computer accessing the TravelWeb site on the Internet to make, change and cancel reservations and to make credit card payments in connection with a reservation.

        3.      Fees.
                A. Monthly Maintenance Fees. For maintaining the published pages on the Internet and the management and operation of TravelWeb, Participant shall pay to TWI a monthly maintenance fee for all or any part of a month during which pages are published (the "Maintenance Fee") as follows:

                         1 -  50 properties     =       $3.00 per property;
                        51 - 200 properties     =       $2.75 per property;
                       201 - 400 properties     =       $2.50 per property;
                       over 400 properties      =       $1,000

                B. Page Building Fees. The fees for creation of pages to be published on TWI's TravelWeb are as follows:

                        Picture Processing per Image    $35.00
                        Data Entry per Page             $15.00
                        Construction per Page           $65.00
                                                        ------
                        TOTAL PER PAGE                 $115.00

                        These page building fees will prevail for the initial one (1) year term of this Agreement. After the initial one (1) year term, the page building fees will be subject to negotiation on an annual basis.

                C. Reservation Fee. For each Net TravelWeb Reservation, Participant shall pay to TWI a fee of $2.00 (the "TravelWeb Reservation Fee"). Net TravelWeb Reservations within a particular time period equals the number of reservations made by a user of a computer accessing the TravelWeb site on the Internet within such time period less the number of reservations made by a user of a computer accessing the TravelWeb site on the Internet as to which notice of cancellation is received via TravelWeb within such time period. After the initial six months of this Agreement, Participant and TWI may review the TravelWeb Reservation Fee and Participant and TWI shall diligently and in good faith attempt to agree on a new TravelWeb Reservation Fee to be applicable for the term of the contract. If the parties fail to reach such agreement, the TravelWeb Reservation fee shall remain $2.00 per reservation until the end of the initial term of this agreement.

                Participant shall make all payments as required by each TravelWeb Order Form and Change Order. TWI shall invoice Participant monthly for all Maintenance Fees and TravelWeb Reservation Fees and Participant shall pay each invoice upon receipt and each invoice shall be past due and it shall be a breach of this agreement if it is not paid with thirty (30) days after the date of the invoice. All payments to TWI shall be made in U.S. Dollars. TWI may increase the fees up to 10% of the then-existing fee once each calendar year.

        4. Term. The initial term of this agreement shall be for (1) year from the effective date set forth below. After the initial one
                (1) year term this Agreement shall continue on a month to month basis, until such time as either party gives at least thirty
                (30) days prior written notice of intent to terminate.




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        5.      Property Rights. The published pages are acknowledged to be the sole property of Participant and TWI may not use or publish any of the information or pages in any manner other than pursuant to this agreement. Participant shall be solely and exclusively responsible for the protection of any and all of its intellectual property including, but not limited to the inclusion of the pages to be published of any and all statutory or other notices customarily used or required for purposes of providing notice of ownership or protection of Participant's trademarks, trade names, service marks, or copyrights in connection with the information to be placed on the published pages. TravelWeb is the trade name and service mark of TWI and may not be used without the prior written consent of TWI. All information disclosed to Participant by TWI in connection with the creation of the interface provided herein is confidential and proprietary property of TWI and shall not be disclosed to any third party without the prior written consent of TWI.

        6. Disclaimer, Limitation of Liabilities and Risk of Internet Usage. TWI WILL NOT BE RESPONSIBLE OR LIABLE FOR (i) ANY FALSIFICATIONS OR INACCURACIES IN ANY OF THE INFORMATION PUBLISHED PURSUANT TO THIS AGREEMENT,
(ii) ANY ACT OF FAILURE TO ACT WITH RESPECT TO THE PUBLICATION OF PAGES ON THE INTERNET OR CREATION OR FUNCTIONALITY OF THE INTERFACE UNLESS EXPRESSLY SET FORTH HEREIN, (iii) ANY CLAIM, DAMAGE, OR LIABILITY OF ANY NATURE ARISING OUT OF A COMPUTER OPERATOR'S ACCESS TO PARTICIPANT'S RESERVATION SYSTEM AND/OR THE MAKING, CHANGING OR CANCELING OF A RESERVATION AND THE USE OF A CREDIT CARD OR OTHER DEBIT DEVICE IN CONNECTION THEREWITH, OR (iv) ANY CLAIM RESULTING FROM ANY INTERRUPTION, MALFUNCTION OR CHANGE IN THE USE OF THE INTERNET, EXCEPT TO THE EXTENT RESULTING FROM TWI'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE ARE DISCLAIMED BY TWI AND WAIVED BY PARTICIPANT. PARTICIPANT ACKNOWLEDGES AND AGREES THAT ALLOWING ACCESS TO ITS RESERVATION SYSTEM TO COMPUTERS ACCESSING THE INTERNET VIA TRAVELWEB IS AT PARTICIPANT'S OWN RISK. Participant acknowledges and agrees that the Internet is a communication medium over which TWI has no control and that its continued utilization in its present form at current costs is uncertain. Therefore, if at any time during the term of this agreement, the cost of access to the Internet by TWI increases or there is imposed a fee or cost for access to or use of the Internet communication lines, or there is imposed any law, governmental ruling, or regulation the result of which increases the cost of access to or usage of the Internet or otherwise makes it impractical, in TWI's sole discretion, to continue to perform this agreement, TWI may upon notice to Participant immediately terminate this agreement without such action constituting an event of default. TWI shall not be liable for any breach of this agreement resulting from an act of God, accidents, power or telecommunication outages or delays, mechanical defect or other events beyond its control. TWI's only liability for its errors on the published pages shall be to correct the information on the pages within seven (7) days of notice from Participant.

        7. Breach. In the event of a breach of this agreement, the non-breaching party may terminate this agreement after providing notice to the other party of such breach and the failure of the breaching party to cure the breach within ten (10) days of receipt of the notice. Upon breach by Participant and failure to timely cure TWI may immediately cease the publication of all Participant's pages on the Internet and terminate the interface.

        8. Miscellaneous. This agreement shall be interpreted in accordance with the laws of the State of Texas and any legal proceeding arising out of this agreement shall have venue in Dallas County, Texas. This agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto. This agreement and the TravelWeb Order Forms and Change Orders contain all the provisions of any agreement between TWI and Participant with respect to the publication of pages on the Internet and the creation of an interface as provided herein and Participant has not relied upon any promises or representations by TWI with respect to the subject matter except as set forth herein.

                TRAVELWEB, INC.                 PARTICIPANT: HFS INCORPORATED

                By: /s/ JOHN F. DAVIS, III      By: /s/ MICHAEL H. KISTNER
                    ----------------------          -------------------------
                    John F. Davis, III              Michael H. Kistner
                    President                       Vice President MIS

                Date: 5/31/96                   Date: 5/28/1996
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                                                Effective Date: 5/31/96
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